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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-06477, 333-22063, 333-25457, 333-67731, 333-75677, 333-83239 and 333-96145
on Form S-3 and Nos. 333-29447 and 333-91143 on Form S-8 of Globalstar Telecommunications Limited of our report dated February 24, 2003 (March 21, 2003 as to the third and fourth paragraph of Note 2) on the financial statements of Globalstar Telecommunications Limited (which expresses an unqualified opinion and includes an explanatory paragraph which expresses substantial doubt as to the ability of Globalstar Telecommunications Limited to continue as a going concern) and our report dated February 24, 2003 (March 25, 2003 as to the fourth and fifth paragraph of Note 2 and Note 20) on the consolidated financial statements of Globalstar, L.P., a Debtor-in-Possession, (which expresses an unqualified opinion and includes explanatory paragraphs relating to filing for reorganization under Chapter 11 of the Federal Bankruptcy Code and substantial doubt as to the ability of Globalstar, L.P. to continue as a going concern) appearing in this Annual Report on Form 10-K of Globalstar Telecommunications Limited and Globalstar, L.P. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 31, 2003